UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 5, 2020

Commission File Number:  021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
46-4993860
(IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2020, the Board of Directors (the “Board”) of AzurRx BioPharma, Inc. (the “Company”) approved and adopted amended and restated Bylaws (the “2020 Amended and Restated Bylaws”) which became effective immediately upon the Board’s approval.

The Amended and Restated Bylaws restate the Company’s prior bylaws (the “Prior Bylaws”) in their entirety to, among other things: (i) establish advance notice and other procedures for the presentation of stockholder proposals, including stockholder nominations of directors, at stockholder meetings; (ii) establish procedures to allow for reasonable postponements and adjournments of stockholder meetings in the circumstances set forth therein; (iii) update the voting requirements for any proposal presented at stockholder meetings, other than the election of directors, to reflect a majority of votes cast in favor of or against the proposal; (iv) designate the Court of Chancery of the State of Delaware, subject to certain exceptions, to be the sole and exclusive forum for certain specified actions, including derivative actions or proceedings brought on behalf of the Company or actions asserting a claim breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company; and (v) designate the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

A table containing a summary of material differences between the Prior Bylaws and the 2020 Amended and Restated Bylaws is attached hereto as Exhibit 99.1 and incorporated herein by reference. This summary of the Amended and Restated Bylaws and Exhibit 99.1 do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.08 Shareholder Director Nominations.

As previously disclosed in the Company’s Form 8-K filed July 20, 2020 (the “Prior 8-K”), the Company will hold its 2020 annual meeting of stockholders (the “2020 Annual Meeting”) on September 11, 2020.

Due to concerns regarding the coronavirus outbreak and to assist in protecting the health and well-being of its stockholders and employees, on August 5, 2020, the Board determined to hold the 2020 Annual Meeting as a virtual-only meeting, which will be conducted via live audio online webcast. The Board has revised the record date for the 2020 Annual Meeting to be August 7, 2020. The Company anticipates mailing its definitive proxy materials for the 2020 Annual Meeting promptly on or about such record date.

In addition, the newly adopted 2020 Amended and Restated Bylaws described in Item 5.03 above provide that certain advance notice must be provided for any stockholder who intends to nominate a person for election as a director or submit a proposal for inclusion at stockholder meetings. For the 2020 Annual Meeting, the 2020 Amended and Restated Bylaws provide that such deadline shall be not later than the close of business on the tenth day following the first public announcement of the adoption of such Bylaws, or August 15, 2020.

Accordingly, any stockholder who intends to nominate a person for election as a director or submit a proposal for inclusion at our 2020 Annual Meeting must provide notice on or before the close of business on August 17, 2020. Any such notice must comply with the specific requirements set forth in the 2020 Amended and Restated Bylaws in order to be considered at the 2020 Annual Meeting. Any such stockholder proposal must be mailed to: AzurRx BioPharma, Inc., Attention: Secretary, 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226.

The Company will determine the appropriate manner to address any such stockholder proposal promptly upon receipt.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a definitive proxy statement in connection with the matters to be considered at the 2020 Annual Meeting. The definitive proxy statement will contain important information about the Company and the matters to be considered at the 2020 Annual Meeting. Stockholders are urged to read the proxy statement carefully when it is available. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the SEC’s website at www.sec.report. In addition, Stockholders will be able to obtain free copies of the proxy statement from the Company by contacting the Chief Financial Officer at (646) 699-7855.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the matters to be considered at the 2020 Annual Meeting. Additional information regarding interests of such participants is included in the Company’s preliminary proxy statement on Schedule 14A, which was filed with the SEC on July 24, 2020.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
99.1	Summary Comparison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2020	AzurRx BioPharma, Inc. By: /s/ James Sapirstein Name: James Sapirstein Title: President and Chief Executive Officer